UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10720 Sikes Place Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 708-6600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Louisiana Medical Center and Heart Hospital

On September 30, 2011 MedCath Corporation (“MedCath”) entered into a definitive debt and equity purchase agreement (the “purchase agreement”) to sell its interest in Louisiana Medical Center & Heart Hospital (LMCHH) to Cardiovascular Care Group (CCG). The purchase agreement and the transaction were simultaneously signed and closed, effective September 30, 2011. MedCath entered into the purchase agreement after receiving approval during a special meeting of stockholders on September 22, 2011 to sell substantially all of the remaining assets of MedCath.

Immediately prior to closing MedCath converted a portion of its intercompany loans, approximately $58.4 million of its $81.4 million of such loans to the hospital, to additional equity in the hospital, increasing MedCath’s ownership to 95.4 percent, from 89.2 percent. MedCath then sold its equity and its remaining intercompany loans to CCG for approximately $23.0 million subject to certain working capital and other adjustments. Under the terms of the purchase agreement, MedCath has agreed to indemnify CCG with respect to certain pre-closing liabilities and obligations arising of LMCHH. MedCath financed CCG’s purchase with a seller note that matures 60 days after closing, subject to extension at CCG’s election for up to 60 additional days to provide CCG an opportunity to obtain permanent financing of its purchase. MedCath also agreed to loan CCG up to an additional approximately $1.55 million in the event LMCHH is required finally settle its cost reports prior to November 30, 2011. If so advanced, that amount would be added to the principal amount of the seller note. The promissory note is secured by the equity in the hospital and the intercompany loans that were sold to CCG, but is otherwise non-recourse to CCG and its affiliates.

The foregoing summary is qualified in its entirety by reference to the actual September 30, 2011 Debt and Equity Purchase Agreement dated September 30, 2011 by and Among CCG of Louisiana, LLC, Louisiana Hospital Management, LLC and MedCath Finance Company, LLC, which is filed as an Exhibit 2.1 hereto, the Promissory Note dated September 30, 2011 between CCG of Louisiana and MedCath Finance Company, LLC, which is filed as Exhibit 2.2 hereto, and the Security Agreement dated as of September 30, 2011 by and among CCG of Louisiana, LLC, and MedCath Finance Company, LLC, which is filed as Exhibit 2.3 hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Louisiana Medical Center and Heart Hospital

The information set forth in Item 1.01 regarding Louisiana Medical Center and Heart Hospital is incorporated herein by reference into this Item 2.01.

Hualapai Mountain Medical Center

On August 26, 2011 MedCath Corporation (“MedCath”) entered into a definitive agreement to sell substantially all the assets of Hualapai Mountain Medical Center (“HMMC”) in Kingman, Ariz., to Kingman Regional Medical Center. On September 30, 2011 MedCath completed the sale of substantially all the assets of HMMC to Kingman Regional Medical Center (“KRMC”), effective September 30, 2011.

MedCath stockholders approved this transaction during a special meeting of stockholders on September 22, 2011, as well as other customary closing conditions contained in the Asset Purchase Agreement entered into between the limited liability company that owns Hualapai Mountain Medical Center and KRMC. The transaction was completed in accordance with the terms outlined in MedCath’s Form 8-K filed by MedCath with the Securities and Exchange Commission (the “Commission”) on September 1, 2011 together with the additional information provided in the supplement to MedCath’s Proxy Statement filed with the Commission on September 2. 2011.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: October 6, 2011	By:	/s/ Lora Ramsey Lora Ramsey Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 2.1	Debt and Equity Purchase Agreement dated September 30, 2011 by and Among CCG of Louisiana, LLC, Louisiana Hospital Management, LLC and MedCath Finance Company, LLC.
Exhibit 2.2	Promissory Note dated September 30, 2011 between CCG of Louisiana and MedCath Finance Company, LLC.
Exhibit 2.3	Security Agreement dated as of September 30, 2011 by and among CCG of Louisiana, LLC, and MedCath Finance Company, LLC.
Exhibit 2.4	Asset Purchase Agreement dated August 26, 2011 by and Among Kingman Hospital, Inc., DBA Kingman Regional Medical Center, Hualapai Mountain Medical Center, LLC and MedCath Incorporated (incorporated by reference from the Company’s Current Report on Form 8-K filed September 1, 2011).